UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
September 28, 2011

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street
Santa Clara, California 95051

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Due in part to ongoing consultations with stockholders, the Board of Directors of Extreme Networks, Inc. (“Extreme Networks”), on September 28, 2011, approved the postponement of the deadline under the Extreme Networks' Bylaws by which stockholder proposals for consideration at Extreme Networks' 2011 annual meeting of stockholders are due from October 3, 2011 to 5:00 p.m. Pacific Daylight Time on Monday, November 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 29, 2011

EXTREME NETWORKS, INC.

By:	/s/ Diane Honda
Diane Honda
VP, General Counsel & Secretary